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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE


                        PHYSICIANS RESOURCE GROUP, INC.
                   ANNOUNCES RETIREMENT OF BANK INDEBTEDNESS


     DALLAS, TEXAS--March 1, 1999--Physicians Resource Group, Inc. (NYSE: PRG) today announced that it had retired in full the Company's senior bank debt totaling approximately $6.9 million. The bank debt had been held by Compass Bank, which had purchased the loan from NationsBank in late January 1999.

     PRG is a provider of physician practice management services to eye care practices and operates ambulatory surgery centers. Contact: Jonathan R. Bond, Senior Vice President (972) 892-7200.

     Certain statements in this news release consist of forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties as detailed from time to time in the reports filed by the Company with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1997.